Exhibit 99.1
Fortrea Reports Fourth Quarter and Full-Year 2023 Results; Issues Full-Year 2024 Guidance

For the three months ended December 31, 2023 and full year 2023:
•Revenues of $775.4 million for fourth quarter, $3,109.0 million for the full year
•GAAP net loss of $(36.0) million for the fourth quarter, $(3.4) million for the full year
•Adjusted EBITDA of $67.2 million for the fourth quarter, $267.3 million for the full year
•Fourth-quarter book-to-bill ratio of 1.30x
DURHAM, N.C., March 11, 2024 — Fortrea (Nasdaq: FTRE) (the “Company”), a leading global contract research organization (CRO), today reported financial results for the fourth quarter and full year ended December 31, 2023.
“Fortrea successfully navigated the second half 2023 transforming a “division of a division” into a leader in clinical development,” said Tom Pike, chairman and CEO of Fortrea. “Customers and employees have responded favorably to our patient-inspired purpose and our innovative solutions, combining leading science, technology and people. The planned divestiture of our Patient Access and Endpoint businesses strengthens our focus on Phase 1 to 4 Clinical Services. We are also pleased to put an important issue in the rear-view mirror. 2024 is an important year for us to continue demonstrating that we can deliver excellent results for customers while improving the financial results for the medium and longer term. I’m confident our talented global team will continue to execute our plans with discipline and focus.”
Fourth Quarter 2023 Financial Results
Revenue for the fourth quarter was $775.4 million, compared to $761.7 million in the fourth quarter of 2022. Revenue for Clinical Services was $709.7 million and was $65.7 million for Enabling Services.
Fourth quarter GAAP net loss was $(36.0) million and diluted loss per share was $(0.41) compared to fourth quarter of 2022 GAAP net income of $33.4 million and earnings per share of $0.38. Fourth quarter adjusted EBITDA was $67.2 million, compared to fourth quarter of 2022 adjusted EBITDA of $109.8 million.
Fortrea’s book-to-bill ratio was 1.30x for the fourth quarter of 2023, achieving the target of more than 1.2x for its first six months as an independent organization.
Full Year 2023 Financial Results
Revenue for the full year was $3,109.0 million, compared to $3,096.1 million for the full year 2022. Revenue for Clinical Services was $2,839.5 million and was $269.5 million for Enabling Services.
Full year GAAP net loss was $(3.4) million and diluted loss/earnings per share was $(0.04) compared to 2022 GAAP net income of $192.9 million and earnings per share of $2.17. Full year adjusted EBITDA was $267.3 million, compared to 2022 adjusted EBITDA of $405.1 million.
Backlog as of December 31, 2023, was $7,392 million.
The Company’s cash and cash equivalents were $108.6 million and gross debt was $1,624.7 million on December 31, 2023. For the full year 2023, operating cash flow was $167.4 million and free cash flow was $127.1 million.

2024 Financial Guidance
For the full year 2024, the Company targets revenues in the range of $3,140 million to $3,205 million and adjusted EBITDA guidance in the range of $280 million to $320 million, excluding the impact of the planned transaction described below. The guidance assumes foreign currency exchange rates as of December 31, 2023, remain in effect for the forecast period. The Company’s 2024 financial guidance and the planned transaction will be discussed during the Earnings Call at 9:00 am ET on March 11, 2024.
Other Developments
On March 9, 2024, the Company entered into an agreement to divest Endpoint Clinical and Fortrea Patient Access to Arsenal Capital Partners. More information about the transaction was made available in Fortrea’s press release dated March 11, 2024. The purchase price for the transaction is $345 million, subject to customary purchase price adjustments, with $295 million to be paid at closing and $50 million to be paid upon achievement of certain transition-related milestones. The transaction is targeted to close in the second calendar quarter of 2024, subject to customary closing conditions and regulatory approvals, as well as the parties entering into certain services and operating agreements.
Earnings Call and Replay
Fortrea will host a conference call at 9:00 am ET on March 11, 2024, to review its financial results and conduct a question-and-answer session. To participate in the earnings call, participants should register online at the Fortrea Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can also be accessed through the following earnings webcast link. A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Fortrea website. A supplemental slide presentation will also be available on the Fortrea Investor Relations website prior to the start of the call.
About Fortrea
Fortrea (Nasdaq: FTRE) is a leading global provider of clinical development and patient access solutions to the life sciences industry. We partner with emerging and large biopharmaceutical, biotechnology, medical device and diagnostic companies to drive healthcare innovation that accelerates life-changing therapies to patients. Fortrea provides phase I-IV clinical trial management, clinical pharmacology, consulting services, differentiated technology enabled trial solutions and post-approval services.
Fortrea’s solutions leverage three decades of experience spanning more than 20 therapeutic areas, a passion for scientific rigor, exceptional insights and a strong investigator site network. Our talented and diverse team of approximately 18,000 people working in more than 90 countries is scaled to deliver focused and agile solutions to customers globally.
Learn more about how Fortrea is becoming a transformative force from pipeline to patient at Fortrea.com and follow us on LinkedIn and X (formerly Twitter) @Fortrea.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s 2024 financial guidance and the revenue growth and the transformation to meet industry expectations of costs. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the following: if the Company does not realize some or all of the benefits expected to result from the spin-off of the Company (the “Spin”) from Laboratory Corporation of America Holdings (“Labcorp”), or if such benefits are delayed; risks and consequences that are a result of the Spin; the impacts of becoming an independent public company; the Company’s reliance on Labcorp to provide financial reporting and other financial and accounting information for periods prior to the Spin through the end of the relevant transition agreements, as well as IT, accounting, finance, legal, human resources, and other services critical to the Company’s businesses; the Company’s dependence on third parties generally to provide services critical to the Company’s businesses throughout the transition period and beyond; the establishment of the Company’s accounting, enterprise resource planning, and other management systems post the transition period, which could cost more or take longer than anticipated; the impact of the rebranding of the Company; the Company’s ability to successfully implement the Company’s business strategies and execute the Company’s long-term value creation strategy; risks and expenses associated with the Company’s international operations and currency fluctuations; the Company’s customer or therapeutic area concentrations; any further deterioration in the macroeconomic environment, which could lead to defaults or cancellations by the Company’s customers; the risk that the Company’s backlog and net new business may not be indicative of the Company’s future revenues and that the Company might not realize all of the anticipated future revenue reflected in the Company’s backlog; the Company’s ability to generate sufficient net new business awards, or if net new business awards are delayed, terminated, reduced in scope, or fail to go to contract; if the Company underprices the Company’s contracts, overrun the Company’s cost estimates, or fail to receive approval for, or experience delays in documentation of change orders; the Company’s ability to complete the divestiture of Endpoint Clinical and Fortrea Patient Access businesses on time or at all; the Company’s ability to realize the full purchase price for the divestiture transaction; the Company’s ability to realize the benefits of the asset divestiture transaction; and other factors described from time to time in documents that the Company files with the SEC. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Information Statement filed with the Company’s Registration Statement on Form 10, as amended (the “Form 10”), as filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. Comparisons of results for current and any prior periods are not intended to express any future, or indications of future performance, unless expressed as such, and should only be viewed as historical data. All forward-looking statements are made only as of the date of this release and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.
Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Basic and Diluted EPS, and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the Company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the Company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.

The Company uses non-GAAP measures in its operational and financial decision making and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, in calculating Adjusted EBITDA, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although the Company excludes amortization of acquired intangible assets from the Company’s non-GAAP expenses, the Company believes that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The Company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.
The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. The Company’s full-year 2024 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition-related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the Company's ongoing operations.
Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the Company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
Fortrea Contacts
Hima Inguva (Investors) – 877-495-0816, hima.inguva@fortrea.com
Sue Zaranek (Media) – 919-943-5422, media@fortrea.com
Kate Dillon (Media) – 646-818-9115, kdillon@prosek.com

FORTREA HOLDINGS, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues	$775.4	$761.7	$3,109.0	$3,096.1
Costs and expenses:
Direct costs, exclusive of depreciation and amortization (including costs incurred from related parties of $—, $21.6, $48.8, and $65.7 during the three and twelve months ended December 31, 2023 and 2022, respectively)	655.7	599.8	2,588.6	2,447.4
Selling, general and administrative expenses, exclusive of depreciation and amortization	98.9	63.3	336.6	279.8
Depreciation and amortization	23.9	23.0	96.4	92.7
Goodwill and other asset impairments	—	9.8	—	9.8
Restructuring and other charges	7.6	2.7	24.3	30.5
Total costs and expenses	786.1	698.6	3,045.9	2,860.2
Operating income	(10.7)	63.1	63.1	235.9
Other income (expense):
Interest expense	(34.5)	(0.2)	(69.8)	(0.2)
Foreign exchange gain (loss)	1.9	(22.0)	0.9	(0.9)
Other, net	2.3	0.8	6.9	2.2
Net income (loss) before income taxes	(41.0)	41.7	1.1	237.0
Provision for (benefit from) income taxes	(5.0)	8.3	4.5	44.1
Net income (loss)	$(36.0)	$33.4	$(3.4)	$192.9

Earnings (loss) per common share
Basic	$(0.41)	$0.38	$(0.04)	$2.17
Diluted	$(0.41)	$0.38	$(0.04)	$2.17

FORTREA HOLDINGS, INC.
CONSOLIDATED AND COMBINED BALANCE SHEETS
(In millions)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$108.6	$112.0
Accounts receivable and unbilled services, net	1,052.1	1,022.2
Prepaid expenses and other	92.4	112.7
Total current assets	1,253.1	1,246.9
Property, plant and equipment, net	220.9	164.9
Goodwill, net	2,029.3	1,997.3
Intangible assets, net	771.2	823.3
Deferred income taxes	3.2	1.2
Other assets, net	79.5	54.3
Total assets	$4,357.2	$4,287.9
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$132.8	$81.5
Accrued expenses and other current liabilities	356.1	322.7
Unearned revenue	241.4	271.5
Current portion of long-term debt	26.1	—
Short-term operating lease liabilities	19.5	23.3
Total current liabilities	775.9	699.0
Long-term debt, less current portion	1,565.9	—
Operating lease liabilities	66.5	40.1
Deferred income taxes and other tax liabilities	148.8	184.5
Other liabilities	61.3	21.7
Total liabilities	2,618.4	945.3
Commitments and contingent liabilities
Equity
Former parent investment	—	3,618.6
Common stock, 88.8 and 0.0 shares outstanding at December 2023, and December 31, 2022, respectively	0.1	—
Additional paid-in capital	2,006.2	—
Accumulated deficit	(49.1)	—
Accumulated other comprehensive loss	(218.4)	(276.0)
Total equity	1,738.8	3,342.6
Total liabilities and equity	$4,357.2	$4,287.9

FORTREA HOLDINGS, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Twelve Months Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3.4)	$192.9
Adjustments to reconcile net earnings to net cash provided by (used for) operating activities:
Depreciation and amortization	96.4	92.7
Stock compensation	42.7	25.4
Operating lease right-of-use asset expense	27.4	24.9
Goodwill and other asset impairments	—	9.8
Deferred income taxes	(40.5)	(16.5)
Other, net	(1.0)	4.1
Changes in assets and liabilities:
Increase in accounts receivable and unbilled services, net	(28.8)	(105.0)
Increase in prepaid expenses and other	(2.0)	(12.2)
Increase in accounts payable	51.1	22.4
Decrease in unearned revenue	(3.4)	(32.5)
Decrease in accrued expenses and other	28.9	(118.5)
Net cash provided by (used for) operating activities	167.4	87.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(40.3)	(54.4)
Proceeds from sale of assets	8.5	0.4
Acquisition of businesses, net of cash acquired	—	—
Net cash used for investing activities	(31.8)	(54.0)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities	164.0	—
Payments on revolving credit facilities	(164.0)	—
Proceeds from term loans	1,061.4	—
Proceeds from issuance of senior notes	570.0	—
Debt issuance costs	(26.4)	—
Principal payments of long-term debt	(15.4)	—
Special payment to Former Parent	(1,595.0)	—
Net transfers to Former Parent	(133.6)	(8.7)
Net cash used for financing activities	(139.0)	(8.7)
Effect of exchange rate changes on cash and cash equivalents	—	(7.4)
Net change in cash and cash equivalents	(3.4)	17.4
Cash and cash equivalents at beginning of period	112.0	94.6
Cash and cash equivalents at end of period	$108.6	$112.0

RECONCILIATION OF NON-GAAP MEASURES
FORTREA HOLDINGS, INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Adjusted EBITDA:
Net income (loss)	$(36.0)	$33.4	$(3.4)	$192.9
Provision for (benefit from) income taxes	(5.0)	8.3	4.5	44.1
Interest expense, net	34.5	0.2	69.8	0.2
Foreign exchange (gain) loss	(1.9)	22.0	(0.9)	0.9
Depreciation and amortization (a)	23.9	23.0	96.4	92.7
Goodwill and other asset impairments (b)	—	9.8	—	9.8
Restructuring and other charges (c)	7.6	2.7	26.9	30.5
Stock based compensation	15.5	5.8	42.7	25.4
One-time spin related costs (d)	25.2	—	31.7	—
Customer matter (e)	5.5	—	5.5	—
Acquisition and disposition-related costs) (f)	—	2.3	—	3.9
Other	(2.1)	2.3	(5.9)	4.7
Adjusted EBITDA	$67.2	$109.8	$267.3	$405.1
(a) Amortization represents amortization of intangible assets acquired as part of business acquisitions.
(b) During 2022, impairment of identifiable intangible assets of $9.8 was recorded for Enabling Services for impairment of technology assets.
(c) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources, and restructure certain operations.
(d) Represents one-time or incremental costs required to implement capabilities to exit transition services agreements.
(e) As part of working with the customer, the Company has agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution. The Company’s contribution to the customer is approximately $5.5 in 2023 and anticipated to be $7.0 in 2024.
(f) Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses and other integration or disposition-related activities.

FORTREA HOLDINGS, INC.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Adjusted net income (loss):
Net income (loss)	$(36.0)	$33.4	$(3.4)	$192.9
Foreign exchange (gain)/loss	(1.9)	22.0	(0.9)	0.9
Amortization (a)	15.9	16.0	63.8	65.7
Restructuring and other charges (b)	7.6	2.7	26.9	30.5
Stock based compensation	15.5	5.8	42.7	25.4
Goodwill and other asset impairments (c)	—	9.8	—	9.8
Acquisition and disposition-related costs (d)	—	2.3	—	3.9
One-time spin related costs (e)	25.2	—	31.7	—
Customer matter (f)	5.5	—	5.5	—
Other	(2.1)	2.3	(5.9)	4.7
Income tax impact of adjustments (g)	(13.1)	(12.7)	(35.9)	(31.6)
Adjusted net income (loss)	$16.6	$81.6	$124.5	$302.2

Basic shares	88.8	88.8	88.8	88.8
Diluted shares	89.7	88.8	89.0	88.8
Adjusted basic EPS	$0.19	$0.92	$1.40	$3.40
Adjusted diluted EPS	$0.19	$0.92	$1.40	$3.40
(a) Represents amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources, and restructure certain operations.
(c) During 2022, impairment of identifiable intangible assets of $9.8 was recorded for Enabling Services for impairment of technology assets.
(d) Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses and other integration or disposition-related activities.
(e) Represents one-time or incremental costs required to implement capabilities to exit transition services agreements.
(f) As part of working with the customer, the Company has agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution. The Company’s contribution to the customer is approximately $5.5 in 2023 and anticipated to be $7.0 in 2024.
(g) Income tax impact of adjustments calculated based on the tax rate applicable to each item.

FORTREA HOLDINGS, INC.
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(in millions)
(unaudited)

Twelve Months Ended December 31, 2023
Net cash provided by operating activities	$167.4
Capital expenditures	(40.3)
Free cash flow	$127.1